Exhibit 21.1
LIST OF SUBSIDIARIES

The ONE Group, LLC	Delaware
Little West 12th, LLC	Delaware
Basement Manager, LLC	New York
JEC II, LLC	New York
MPD Space Events, LLC	New York
ONE 29 Park Management, LLC	New York
STK Midtown Holdings, LLC	New York
STK Midtown, LLC	New York
STKOUT Midtown, LLC	New York
ONE Marks, LLC	Delaware
Asellina Marks, LLC	Delaware
ONE Atlantic City, LLC	New Jersey
WSATOG, LLC	Delaware
STK Miami, LLC	Florida
STK Miami Service, LLC	Florida
Bridge Hospitality, LLC	California
ONE-LA Management, LLC	New York
STK-LA, LLC	New York
STK-Las Vegas, LLC	Nevada
Heraea Vegas, LLC	Nevada
BBCLV, LLC	Nevada
Xi Shi Las Vegas, LLC	Nevada
One TCI Ltd.	Turks and Caicos
STK Atlanta, LLC	Georgia
STK DC, LLC	Delaware
STK Orlando, LLC	Florida
TOG Biscayne, LLC	Florida
STK Chicago, LLC	Illinois
STK Westwood, LLC	California
STK Denver, LLC	Colorado
T.O.G. (UK) Limited	United Kingdom
Hip Hospitality Limited	United Kingdom
T.O.G. (Aldwych) Limited	United Kingdom

CA Aldwych Limited	United Kingdom
T.O.G. (Milan) S.r.l.	Italy

OTHER SUBSIDIARIES (not consolidated for GAAP purposes):

Bagatelle Little West 12th, LLC	New York
Bagatelle La Cienega, LLC	California
Bagatelle NY LA Investors, LLC	New York
One 29 Park, LLC	Delaware